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Exhibit 23.

Consent of Independent Auditors



                          IWA FINANCIAL CONSULTING LLC
                             293 EISENHOWER PARKWAY
                                    SUITE 140
                              LIVINGSTON, NJ 07039
                                 (973) 535-0600


                         Consent of Independent Auditors


                                February 27, 2003


To the Board of Directors
WCM Capital, Inc.

Dear Sir or Madam:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports on the financial statements of WCM Capital, Inc. as stated in Part II, Item 3 of Form S-8:

     a) Our reports as may be amended on the financial statements included in the Company Quarterly Report on Form 10QSB for the periods ended March 31, 2002 and June 30, 2002.

     b) Our report on the financial statement as may be amended, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

                                       Cordially,

                                       IWA Financial Consultants, LLC


                                       By:  /s/ Ira G.T. Weismann





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